Coopers                                     Coopers & Lybrand L.L.P.
& Lybrand                                   a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of ENCON Systems, Inc. on Form S-3 (File No. 333-3720) of our report dated April 15, 1995, on our audits of the financial statements of Kemper Management Services, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in Form 8-K/A dated June 3, 1996. We also consent to the reference to our Firm on Form S-3 under the caption, "Experts."


                                                    /s/ Coopers & Lybrand L.L.P.


Hartford, Connecticut
June 17, 1996